UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2025

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

313 Datura Street, Suite 200 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 776-2402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2025, PSQ Holdings, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (“Roth”) and TCBI Securities, Inc., doing business as Texas Capital Securities (“TCS”), with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its Class A common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 (the “Shares”) through Roth and TCS as its “sales agents.”

Under the Sales Agreement, the Company will set the parameters for the sale of Shares, including the number of Shares to be issued, the time period during which sales are requested to be made, limitations on the number of Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms of the Sales Agreement, the sales agents may sell the Shares by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made through The New York Stock Exchange (the “NYSE”) or any other trading market for the Common Stock. The Company will pay the sales agents a commission equal to up to 3.5% of the gross sales proceeds of any Shares sold through the sales agents under the Sales Agreement, and has provided each sales agent with customary indemnification and contribution rights. The Sales Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with the terms and conditions set forth therein. Each sales agent will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of the NYSE.

Any Shares to be offered and sold under the Sales Agreement will be issued and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-287154), which was filed with the Securities and Exchange Commission (“SEC”) on May 9, 2025, and which became effective on May 16, 2025 (the “Registration Statement”). The Company filed a prospectus supplement with the SEC dated May 23, 2025 in connection with the offer and sale of the Shares pursuant to the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Nelson Mullins Riley & Scarborough LLP, counsel to the Company, has issued an opinion to the Company, dated May 23, 2025, relating to the validity of the Shares to be issued and sold pursuant to the Sales Agreement, a copy of which is filed as Exhibit 5.1 to this Current Report.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including without limitation, the Company’s or the sales agents’ ability to sell any specific amount of Shares. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s most recent Annual Report on Form 10-K filed with the SEC, and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by law.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 26, 2025, Brad Searle notified management and the board of directors of the Company (the “Board”) of his intention to resign from his role as Chief Financial Officer, principal accounting officer, principal financial officer, and treasurer of the Company, effective upon the appointment of his successor.

On May 23, 2025, the Company announced that the Board has appointed James Rinn to the role of Chief Financial Officer, principal accounting officer, principal financial officer, and treasurer of the Company, effective June 1, 2025. Mr. Rinn will continue to serve as a member of the Board, but has resigned as the Chair of the Audit Committee, from his position on the Audit Committee, and from his position on the Compensation Committee, effective upon the commencement of his service to the Company as Chief Financial Officer.

Appointment of James Rinn as Chief Financial Officer

James Rinn, 56, has served as a member of the PublicSquare Board of Directors and as Audit Committee Chair since the Company’s initial public offering in July 2023. Mr. Rinn serves as the Chief Financial Officer to Sedera, Inc., a nonprofit medical cost-sharing organization, a position he has held since February 2023. From 2015 to 2023, Mr. Rinn was the Chief Financial Officer and Chief Operating Officer of Maxwell Locke & Ritter LLP, an accounting, tax and consulting firm, where he was responsible for overseeing all financial and operational details of the partnership and other related legal entities, and managed risk management activities. From 2013 to 2015, Mr. Rinn was the Chief Financial Officer and Chief Operating Officer of Five Stone Tax Advisers LLC, a financial and tax advisory firm, where he was responsible for overseeing all financial and operational details of various service lines. From 2011 to 2013, Mr. Rinn was the Chief Financial Officer and Chief Operating Officer of SmithCo Investments and the E3 Foundation, where he was responsible for overseeing all financial and operational segments of the company. Mr. Rinn was also the Vice President of Finance at First American Flood Data Services, Inc., a subsidiary of First American Financial Corporation (NYSE: FAF) from 2000 to 2011, where he was responsible for financial reporting and coordinated internal audit, financial audit and Sarbanes-Oxley related audit activities. From 1999 to 2000, Mr. Rinn was the internal audit director at National Instruments Corporation (Nasdaq: NATI), a producer of automated test equipment and virtual instrumentation software. Mr. Rinn has held positions on various boards of directors and has over 30 years of finance experience. Mr. Rinn holds a Bachelor’s in Business Administration from the University of Texas, Austin.

There are no arrangements or understandings between Mr. Rinn and other persons pursuant to which he was selected as Chief Financial Officer. Mr. Rinn does not have a family relationship with any director or executive officer of the Company. Mr. Rinn has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Employment Agreement with James Rinn

In connection with his appointment as Chief Financial Officer, Mr. Rinn executed an employment agreement (the “Employment Agreement”) with the Company, pursuant to which Mr. Rinn will begin serving as our Chief Financial Officer effective June 1, 2025 (the “Effective Date”). The Employment Agreement provides for Mr. Rinn’s at-will employment and an annual base salary of $400,000, an annual bonus with a target amount equal to up to 35% of his base salary, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly situated employees. In addition, the Employment Agreement provides that, subject to the approval of our Board, Mr. Rinn be granted an award of 250,000 RSUs under the PSQ Holdings, Inc. 2023 Stock Incentive Plan, to vest over three years, with one-third of the RSUs vesting on each of the first three anniversaries of the Effective Date, subject to his continued performance of service to the Company through each vesting date.

The Employment Agreement provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason (each as defined in the Employment Agreement), in either case within the Change in Control Period, then Mr. Rinn will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) a lump sum payment of (x) 15 months of base salary and (y) an amount equal to 125% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to 15 months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Employment Agreement also provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Rinn will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) base salary continuation for a period of 12 months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to 12 months. The Employment Agreement contains a Section 280G limited cutback, pursuant to which Mr. Rinn is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Rinn becomes subject to excise tax imposed by Section 4999 of the Code.

Mr. Rinn has also entered into customary restrictive covenant agreements, which include confidentiality, non-competition, non-solicitation of employees and consultants, non-solicitation of customers and suppliers, and non-disparagement covenants (the “Non-Competition and Non-Solicitation Agreement”).

The foregoing descriptions of the Employment Agreement and Non-Competition and Non-Solicitation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and Non-Competition and Non-Solicitation Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 23, 2025, the Company issued a press release announcing the appointment of Mr. Rinn to the role of Chief Financial Officer, principal accounting officer, principal financial officer, and treasurer of the Company. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
1.1	Sales Agreement, dated May 23, 2025, between PSQ Holdings, Inc., Roth Capital Partners, LLC and TCBI Securities, Inc., doing business as Texas Capital Securities
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP
10.1	Employment Agreement, between PSQ Holdings, Inc. and James Rinn, effective as of June 1, 2025
10.2	Non-Competition and Non-Solicitation Agreement, between PSQ Holdings, Inc. and James Rinn, effective as of May 23, 2025
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (contained in Exhibit 5.1)
99.1	Press Release, dated May 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: May 23, 2025	By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	Founder, Chairman and Chief Executive Officer

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